UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report - August 18, 2009 (Date of earliest event reported)

ALLIED NEVADA GOLD CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-33119	20-5597115
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

9600 Prototype Court, Reno, Nevada 89521

(Address of principal executive offices)

(775) 358-4455

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

On August 18, 2009, Allied Nevada Gold Corp. (the “Company”) entered into an underwriting agreement with GMP Securities L.P., Genuity Capital Markets, Cormark Securities Inc., Dundee Securities Corporation and RBC Dominion Securities Inc. (collectively, the “Underwriters”). Pursuant to the underwriting agreement, the Company has agreed to sell an aggregate of 11,150,000 shares of common stock to the Underwriters at a price of Cdn$9.00 (US$8.12) per share. Pursuant to the terms of the underwriting agreement, the Company has agreed to pay the Underwriters a commission of 5.0% (Cdn$0.45 per share) in consideration of the Underwriters’ services in connection with the offering, and the Company has agreed to reimburse the Underwriters for legal and other expenses in an amount not to exceed Cdn$125,000 (exclusive of GST and disbursements). The closing of the transaction is expected to take place on August 31, 2009, subject to satisfaction of customary closing conditions. A copy of the underwriting agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference.

The common stock to be sold pursuant to the Underwriting Agreement was registered pursuant to an effective shelf Registration Statement on Form S-3 (Registration No. 333-160242) that the Company filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended. In connection with the offering, the Company filed with the Commission a prospectus supplement, dated August 18, 2009, relating to the offering described above. A copy of the opinion of Dorsey & Whitney LLP relating to the legality of the common stock to be sold in the offering is attached as Exhibit 5.1 hereto.

The foregoing description of the underwriting agreement does not purport to be complete and is qualified in its entirety by reference to the exhibit hereto. The underwriting agreement contains representations and warranties by each of the parties thereto. These representations and warranties have been made solely for the benefit of the other party to the underwriting agreement and:

—	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

—	have been qualified by disclosures that were made to the other party in connection with the negotiation of the underwriting agreement, which disclosures are not necessarily reflected in the agreement;

—	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

—	were made only as of the date of the underwriting agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. The Company acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Form 8-K not misleading. Additional information about the Company may be found elsewhere in the Company’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

ITEM 7.01.	Regulation FD Disclosure

On August 18, 2009, the Company issued a news release announcing that the Company had entered into an underwriting agreement in connection with its previously announced bought deal offering and announcing the filing of a prospectus supplement to its shelf registration statement filed with the Commission.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

ITEM 9.01.	Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description
1.1	Underwriting Agreement, dated as of August 18, 2009, among Allied Nevada Gold Corp., GMP Securities L.P., Genuity Capital Markets, Cormark Securities Inc., Dundee Securities Corporation and RBC Dominion Securities Inc.

5.1	Opinion of Dorsey & Whitney LLP

23.1	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1)

99.1	News release of Allied Nevada Gold Corp. dated August 18, 2009 entitled “Allied Nevada Announces Filing of Prospectus Supplement”

SIGNATURES

Pursuant to requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: August 19, 2009	Allied Nevada Gold Corp.

	By:	/s/ Hal D. Kirby
Hal D. Kirby
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement, dated as of August 18, 2009, among Allied Nevada Gold Corp., GMP Securities L.P., Genuity Capital Markets, Cormark Securities Inc., Dundee Securities Corporation and RBC Dominion Securities Inc.

5.1	Opinion of Dorsey & Whitney LLP

23.1	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1)

99.1	News release of Allied Nevada Gold Corp. dated August 18, 2009 entitled “Allied Nevada Announces Filing of Prospectus Supplement”